Amendment

to Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Mellon Capital Management Corporation

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended (“Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain funds of JNL Variable Fund LLC, as listed on Schedule A to the Agreement.

Whereas, the Board of Managers of the JNL Variable Fund LLC has approved the merger of the JNL/Mellon Capital 25 Fund of JNL Variable Fund LLC into a fund of JNL Series Trust, as well as name changes for certain funds, and in connection with the merger and these changes, the Adviser and the Sub-Adviser have agreed to amend Schedule A and Schedule B of the Agreement to remove the JNL/Mellon Capital 25 Fund and its respective fees and to update the following funds’ names as set forth below:

JNL/Mellon Capital Global 15 Fund to JNL/Mellon Capital Global 30 Fund; and
JNL/Mellon Capital DowSM 10 Fund to JNL/Mellon Capital Dow Index Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.  Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 28, 2015, attached hereto.

2.  Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 28, 2015, attached hereto.

This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 28th day of August 2015, effective as of September 28, 2015.

Jackson National Asset Management, LLC		Mellon Capital Management Corporation

By:	/s/ Mark D. Nerud	By:	/s/ Rose Huening-Clark
Name:	Mark D. Nerud	Name:	Rose Huening-Clark
Title:	President and CEO	Title:	Managing Director

Schedule A
Dated September 28, 2015

Funds
JNL/Mellon Capital Dow Index Fund
JNL/Mellon Capital Global 30 Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1

Schedule B
Dated September 28, 2015
(Compensation)

JNL/Mellon Capital Dow Index Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital Global 30 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital Nasdaq® 25 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital S&P® 24 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital S&P® SMid 60 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital JNL 5 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital Communications Sector Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Consumer Brands Sector Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Financial Sector Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Healthcare Sector Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Oil & Gas Sector Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Technology Sector Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%